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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported) December 27, 1999.

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

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
        Delaware                        0-8801 NY                11-2578230
(State or other jurisdiction           (Commission             (IRS Employer
    of incorporation)                  File Number)          Identification No.)
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81 Spence Street, Bay Shore, New York                               11706
 (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code      (631) 273-2200


400 Rabro Drive East, Hauppauge, New York                   11788
         (Former name or former address, if changed since last report.)
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Item 3.  Bankruptcy or Receivership.

                  On December 27, 1999, Graham-Field Health Products, Inc. ("Graham-Field") and twenty-four of its subsidiaries each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware. The chapter 11 cases are being administered under the case name In re Graham-Field Health Products, Inc., a Delaware Corporation, et al., Case No. 99-4457 (MFW) (Jointly Administered). The Honorable Mary F. Walrath, United States Bankruptcy Judge, will preside over the chapter 11 cases.

                  Graham-Field and its subsidiaries continue to operate their businesses as debtors in possession in such cases and have received interim approval from the Bankruptcy Court for debtor-in-possession financing.

                  A copy of the voluntary petition filed by Graham-Field is attached hereto as Exhibit 2.1, and is incorporated herein by reference. A copy of the press release related to the filings, made on December 27, 1999, is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 5.  Other Events

                  As disclosed in the press release attached as Exhibit 99.1, on December 27, 1999, Graham-Field announced the appointment of David A. Hilton as Chief Executive Officer of Graham-Field and each of its subsidiaries, subject to the terms and conditions of Mr. Hilton's employment agreement.

Item 7.  Financial Statements and Exhibits.

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(c)      Exhibits:
         2.1 Voluntary Petition filed by Graham-Field Health Products, Inc., filed December 27, 1999.

         99.1 Press Release of Graham-Field Health Products, Inc., issued December 27, 1999.
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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     GRAHAM-FIELD HEALTH PRODUCTS, INC.



Date:  January 10, 2000              By:    /s/ David A. Hilton
                                            ------------------------
                                     Name:  David A. Hilton
                                            Title:  Chief Executive Officer






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                                  EXHIBIT INDEX



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
ITEM NO.                         DESCRIPTION
         2.1 Voluntary Petition filed by Graham-Field Health Products, Inc., filed December 27, 1999.

         99.1 Press Release of Graham-Field Health Products, Inc., issued December 27, 1999.
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